Exhibit 23-a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Rockwell Automation, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on October 1, 2007 and Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87,88, 106, and 132R on September 30, 2007) and the effectiveness of Rockwell Automation Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2008.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 9, 2009